Exhibit 6 under Form N1-A
                                               Exhibit 1 under Item 601/Reg. S-K

                             FEDERATED STOCK TRUST

DISTRIBUTOR'S CONTRACT

     This Agreement is entered into this 1st day of August, 1989, between Federated Stock Trust (the "Fund"), a Massachusetts business trust, and FEDERATED SECURITIES CORP. ("FSC"), a Pennsylvania corporation.

     In consideration of the mutual convenants hereinafter contained, it is hereby agreed by and among the parties hereto as follows:

          1. The Fund hereby appoints FSC its agent to sell and distribute shares of the Fund ("Shares") at the current offering price thereof as described and set forth in the current prospectus of the Fund.

          2. The sale of Shares may be suspended with or without prior notice whenever in the judgment of the Fund it is in its best interest to do so.

          3. Neither FSC nor any other person is authorized by the Fund to give any information or to make any representation relative to the Shares other than those contained in the Registration Statement or Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission as the same may be amended from time to time or in any supplemental information to said Prospectus or Statement of Additional Information approved by the Fund. FSC agrees that any other information or representations, other than those specified above which it or any dealer or other person who purchases Shares through FSC may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Fund. FSC agrees that in offering or selling Shares as agent of the Fund, it will, in all respects, duly conform to all applicable state and Federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., all sales literature before using the same and will not use such sales literature if disapproved by the Fund.

          4. This Agreement shall continue in effect for two years from the date of its execution and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Fund including a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Fund) cast in person at a meeting called for that purpose. This Agreement may be terminated at any time by mutual consent of the Fund and FSC.

          5. This Agreement may not be assigned by FSC and shall automatically terminate in the event of any assignment as defined in the Investment Company Act of 1940, provided, however, that FSC may employ such other person, persons, corporation or corporations as it shall determine in order to assist in it carrying out its duties under this Agreement.

          6. FSC shall not be liable to the Fund or any shareholder of the Fund for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed by this Agreement.

          7. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Fund including a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Fund) cast in person at a meeting called for that purpose.

          8. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.
          9. (a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless FSC and each person, if any, who controls FSC within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities and Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Prospectus and Statement of Additional Information (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Fund with respect to FSC by or on behalf of FSC expressly for use in the Registration Statement or Prospectus and Statement of Additional Information, or any amendment or supplement thereof.

               (b) If any action is brought against FSC or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to subsection (a), FSC shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. FSC or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FSC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Fund. Anything in this paragraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent. The Fund agrees promptly to notify FSC of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with such Registration Statement or Prospectus and Statement of Additional Information.

               (c) FSC agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Fund within the meaning of
Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectus and reliance upon, and in conformity with, information furnished to the Fund with respect to FSC by or on behalf of FSC expressly for use in the Registration Statement or Prospectus and Statement of Additional Information or any amendment or supplement thereof. In case any action shall be brought against the Fund or any other person so indemnified based on the Registration Statement or Prospectus and Statement of Additional Information, or any amendment or supplement thereof, and in respect of which indemnity may be sought against FSC, FSC shall have the rights and duties given to the Fund, and the Fund and each other person so indemnified shall have the rights and duties given to FSC by the provisions of subsection (b) above.

               (d) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject to reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

               (e) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for FSC or Trustees, officers and controlling persons of the Fund by the Fund pursuant to this Agreement, the Fund is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Fund undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Fund or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Fund further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against FSC or an officer, Trustee or controlling person of the Fund will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Fund is insured against losses arising by reason of any lawful advances; or
(iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

          10. FSC is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the Fund and its assets and FSC shall not seek satisfaction of any such obligation from the shareholders of the Fund, the Trustees, officers, advisers, employees or agents of the Fund, or any of them.



          IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.
ATTEST:                         FEDERATED SECURITIES CORP.



By:  /s/ S. Elliott Cohan       By:  /s/ Richard B. Fisher
                    Secretary                      President

(SEAL)



ATTEST:                            FEDERATED STOCK TRUST



By:  /s/ John W. McGonigle      By:  /s/ John F. Donahue
                    Secretary                  Vice President